                                                                  Exhibit 3.1(a)
                                                                  --------------

                               STATE OF MARYLAND



                                                                          601066

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland  21201



                                                         DATE:  JANUARY 28, 1998



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR IMPERIAL CREDIT MORTGAGE HOLDINGS, INC. CHANGING TO IMPAC MORTGAGE HOLDINGS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JANUARY 28, 1998 AT 12:40 PM.



FEE PAID:                     77.00



[ SEAL ]



                                              WILLIAM B. MARKER
                                              CHARTER SPECIALIST

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                    ---------------------------------------

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST:    The charter of Imperial Credit Mortgage Holdings, Inc., a
     -----
Maryland corporation (the "Corporation"), is hereby amended by deleting existing
Article II in its entirety and substituting in lieu thereof a new article to read as follows:

                                  "ARTICLE II

                                      NAME

              The name of the corporation (the "Corporation") is:

                         Impac Mortgage Holdings, Inc."

     SECOND:   The amendment to the charter of the Corporation as set forth
     ------
above has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

     THIRD:    The undersigned President acknowledges these Articles of
     -----
Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary
on this    27      day of January, 1998.
        ----------

ATTEST:                                 IMPERIAL CREDIT MORTGAGE
                                        HOLDINGS, INC.


By: /s/ Richard J. Johnson              By: /s/ William S. Ashmore     (SEAL)
   ------------------------                 ----------------------------
     Richard J. Johnson                      William S. Ashmore
     Secretary                               President

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